As Filed with the Securities and Exchange Commission on ___________, 2002 File No. 333-__________

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

	M.C.F.T.Y. NATIONAL
	(Name of small business issuer in its charter)
Nevada	7330	58-2554298
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
	4894 Lone Mountain Road
	Las Vegas, Nevada 89130
	(702) 658-1847
	(Address and telephone number of principal executive offices and principal place of business)

	Michael J. Daniels
	3350 N. Durango Drive #2062
	Las Vegas, Nevada 89129
	(702) 395-4528
	(Name, address and telephone number of agent for service)

	Copies to:
	Diane J. Harrison, Esq.
	4894 Lone Mountain Road
	Las Vegas, Nevada 89130
	Telephone No.: 702-658-1847
	Facsimile No.: 702-658-7973

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement for the same offering. []___________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []_________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. []_________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. []

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, par value $0.0005 (2)	10,000,000	0.04	$400,000.00	$ 36.80
Common Stock par value $0.0005 (3)	3,127,129	0.04	$125,085.16	$ 11.51
Total	13,127,129	0.04	$525,085.16	$ 100.00(4)

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(2) 10,000,000 shares of common stock relate to the offering by M.C.F.T.Y. National on a "best efforts" basis, with no minimum.

(3) 3,127,129 shares of common stock relate to the offering by ten (10) selling security holders. This includes 2,682,504 shares beneficially owned by our current officers and director and affiliated persons.

(4) Minimum fee according to the Securities Exchange Commission.

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Pursuant to Rule 416 of the Securities Act, this registration statement also covers such indeterminate additional shares of common stock as may become issuable as a result of stock splits, stock dividends or other similar events

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The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

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This prospectus relates to 13,127,129 shares of our common stock, of which 3,127,129 shares are owned, as of March 31, 2002, by the security holders named in this prospectus under the caption "Selling Security Holders." The shares of our common stock may be offered or sold directly by ourselves or we may use the services of participating brokers/dealers licensed by the National Association of Securities Dealers, Inc., each of which will receive a commission from the shares offered and sold by such participating broker/dealer and accepted by us. The 3,127,129 shares may be offered from time to time by the selling security holders through ordinary brokerage transactions on the OTC Bulletin Board, on the over-the-counter market, or on any securities exchange on which our common stock is or may become listed or traded, in negotiated transactions or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated private transactions, or in a combination of these methods. Up to 10,000,000 shares of our common stock are being sold by us, on a self-underwritten, best efforts basis, with no minimum. Our offering will commence on the date of this prospectus and will continue until the earlier of ___________, 2002, the date on which all of the shares offered are sold, or when we otherwise terminate the offering.

We will bear all the costs and expenses associated with the preparation and filing of this registration statement including the registration fees of the selling security holders.

SUBJECT TO COMPLETION, DATED APRIL 26, 2002

13,127,129 Shares

M.C.F.T.Y. NATIONAL

Common Stock

This prospectus relates to an offering of 13,127,129 shares of common stock of M.C.F.T.Y. National, a Nevada corporation. We are offering to sell 10,000,00 shares of our common stock, which as of the date of this prospectus have not been issued. The selling security holders, are offering to sell 3,127,129 shares of our common stock. We will not receive any of the proceeds from the sale of our shares of common stock by the selling security holders. All expenses of this offering are being paid for by us on behalf of selling security holders. The estimated expenses of this offering are $14,000.00.

The sale of shares of our common stock, which will be offered and sold by us, will be made on a "best efforts" basis by using our officers, directors, or, at our discretion, by participating broker/dealers licensed by the National Association of Securities Dealers. There is no minimum investment requirement and funds received by us from this offering will not be placed into an escrow account.

The shares of our common stock offered by the selling security holders have not been registered for sale under the securities laws of any state as of the date of this prospectus. Brokers or dealers effecting transactions in the shares of our common stock should confirm the registration thereof under the securities laws of the states in which transactions occur or the existence of any exemption from registration. The selling security holders may from time to time sell shares of our common stock on the OTC Bulletin Board, on any other national securities exchange or automated quotation system on which our common stock may become listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price, or in negotiated private transactions, or in a combination of these methods.

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Our common stock is not currently listed or quoted on any quotation medium. We intend to apply to have our common stock included for quotation on the NASD OTC Bulletin Board. There can be no assurance that an active trading market for our stock will develop. If our stock is included for quotation on the NASD OTC Bulletin Board, price quotations will reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

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OUR COMMON STOCK BEING OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 3 BEFORE YOU DECIDE TO PURCHASE ANY OF OUR COMMON STOCK.

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NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. NOR HAVE THEY MADE, NOR WILL THEY MAKE, ANY DETERMINATION AS TO WHETHER ANYONE SHOULD BUY THESE SECURITIES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is April ___, 2002

TABLE OF CONTENTS

PROSPECTUS SUMMARY 1

RISK FACTORS 3

A NOTE CONCERNING FORWARD-LOOKING STATEMENTS 7

USE OF PROCEEDS 7

DETERMINATION OF OFFERING PRICE 8

DILUTION 8

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS 9

IMPACT OF THE "PENNY STOCK" RULES ON BUYING OR SELLING OUR COMMON STOCK 9

SELLING SECURITY HOLDERS 10

PLAN OF DISTRIBUTION 11

DESCRIPTION OF BUSINESS 13

LEGAL PROCEEDINGS 17

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS 17

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF OPERATIONS 19

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS 22

EXECUTIVE COMPENSATION 23

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT 24

DESCRIPTION OF SECURITIES 25

INTEREST OF NAMED EXPERTS AND COUNSEL 27

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES 27

LEGAL MATTERS 27

EXPERTS 27

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE 28

WHERE YOU CAN FIND MORE INFORMATION 28

FINANCIAL STATEMENTS F-1

PART II II-1

INFORMATION NOT REQUIRED IN THE PROSPECTUS II-1

Item 24. Indemnification of Directors and Officers II-1

Item 25. Other Expenses of Issuance and Distribution II-1

Item 26. Recent Sales of Unregistered Securities II-2

Item 27. Index of Exhibits II-3

Item 28. Undertakings II-4

SIGNATURES II-6

POWER OF ATTORNEY II-6

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this prospectus is current as of the date of this prospectus.

Until ___________, 2002 (90 days after the date of this prospectus), all dealers that buy, sell or trade these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. You should read the following summary together with the more detailed information regarding M.C.F.T.Y. National ("National" or "the Corporation") and our financial statements and the related notes appearing elsewhere in this prospectus.

The Company

Our Business:	Our principal business address is 4894 Lone Mountain Road, Las Vegas, Nevada 89130. Our telephone number is (702) 658-1847.

We were incorporated in Nevada on May 22, 2000, to locate an ongoing business entity in the retail-business-center field. While developing the business plan, a company called Post Express was identified in Las Vegas, Nevada, operating for six (6) years as a private mailbox store and business center. We purchased the assets and storefront operation. Currently we provide business center services and pack-and-ship retail services to the Las Vegas market. In addition to our current storefront operation, we conducted a two month test beginning November 1, 2001 and continuing through December 31, 2002 in four (4) malls, that allowed us to test the Las Vegas market to determine the feasibility of developing upscale business centers with low cost pack-and-ship services targeting hotel guests and conventioneers. We have positioned ourselves to develop vendor relations and strategic alliances with hotel/casino companies located in Las Vegas, Nevada. Accordingly, we have developed a broad range of services and products to offer to the hotel/casino industry. These include a full range of business services typically found in small hotel business centers such as copying, fax service, Internet access, small word processing, and the use of a small conference room plus the more advanced services and products such as cellular telephone rentals, two-way radio rentals, advanced document preparation and dictation services, printing, binding, collating, laminating, money orders, MoneyGrams and currency exchange. Additionally, we offer a free package pick-up service for sending small (up to 69 lbs.) packages. We believe the development of these products and services has positioned us at the cutting edge of both high technology in use in business centers and the ability to deliver to the business executive communications and service unparalleled in business today.

Our State of Organization:	We were incorporated in Nevada on May 22, 2000, as M.C.F.T.Y. National.

The Offering

Number of Shares Being Offered:	We are offering 10,000,000 shares of our common stock.

The selling security holders want to sell 3,127,129 shares of common stock. Issuance of these shares to the selling security holders was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended.

Number of Shares Outstanding After the Offering:	3,127,129 shares of our common stock are issued and outstanding. We have no other securities issued. If we sell all of the 10,000,000 additional shares we are registering, we will have 13,127,129 shares of our common stock issued and outstanding after the offering. All expenses of this offering are being paid for by us on behalf of selling security holders.
Estimated Use of Proceeds:	We will not receive any of the proceeds from the sale of those shares being offered by the selling security holders. We intend to use substantially all of the net proceeds from our sale of our common stock for general corporate purposes, including working capital, research and development, expansion of sales and marketing activities, potential acquisitions and to fund payment obligations for potential acquisitions and corporate partnering arrangements.
Risk Factors:	For a discussion of the risks you should consider before investing in our common stock, read the "Risk Factors" section beginning on Page 3.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. The selling security holders are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

RISK FACTORS

You should carefully consider the following risk factors and all other information contained in this prospectus before investing in our common stock. Investing in our common stock involves a high degree of risk. Any of the following risks could adversely affect our business, financial condition and results of operations. The risks and uncertainties described below are not the only ones we may face. We have incurred substantial losses from inception while realizing limited revenues and we may never generate substantial revenues or be profitable in the future.

Risks Related To the Company

(1) WE HAVE INCURRED SUBSTANTIAL LOSSES FROM INCEPTION WHILE REALIZING LIMITED REVENUES AND WE MAY NEVER GENERATE SUBSTANTIAL REVENUES OR BE PROFITABLE IN THE FUTURE.

Our business has not shown a profit. Since we commenced operations in May of 2000 through the present, we have accumulated a net loss. Although we hope to be profitable for the calendar year ending December 31, 2002, we cannot assure that a year-end profit will be realized or that profitability will occur in the future. Furthermore, we have a history of net losses and negative cash flows. In addition, we are in poor financial condition due to a lack of capital. We have no significant assets or financial resources. We have operated at a loss and will continue to do so for some time or at least until we have obtained financing and can more fully execute our business plan.

(2) FINANCIAL RISK OF DEPENDENCE ON KEY PERSONNEL.

The success of the Corporation will depend to a great extent on retaining the continued services of our President/Treasurer, Diane J. Harrison, as well as hiring and training additional employees. There is no assurance that Ms. Harrison will remain with the corporation due to the lack of an employment contract. If we lose our key personnel, our business may suffer. We depend substantially on the continued services and performance of Ms. Harrison and, in particular, her contacts and relationships, especially within the hotel/casino industry. Ms. Harrison is currently our sole Director. (See "Directors, Executive Officers, Promoters and Control Persons.")

(3) RISK OF LOSS OF INVESTMENT DUE TO HIGHLY COMPETITIVE NATURE OF OUR INDUSTRY.

The market for business center services and products is intensely competitive. The specific niche we are entering also carries with it a high degree of risk. We have limited operating history in business services. Our test period and losses showed the difficulty of penetrating Las Vegas for market share. Gaining customers will be difficult due to our competitors. Thus, our gaining vendor status with hotels will likely be a lengthy process. We may not be able to compete due to a lack of volume incentives given by commercial shipping companies. If we are unable to compete effectively with our competitors, we will not be able to increase revenues or generate profits.

Our ability to increase revenues and generate profitability is directly related to our ability to compete with our competitors. We face competition in our market from competing technologies and direct competition from additional companies that may enter this market with greater financial, marketing and distribution resources than us. These greater resources could permit our competitors to implement extensive advertising and promotional programs, which we may not be able to match. We can provide no assurances that we will be able to compete successfully in the future.

There are no key natural resources critical to our operation, only key human resources. (See

"Financial Risk of Dependence on Key Personnel" above.). There are critical relationships with commercial carriers, UPS, FedEx, DHL, and Airborne, that must be developed, and any interruption in these relationships could have a significant effect on our operations.

(4) NEED TO RAISE ADDITIONAL CAPITAL

We must raise additional capital for continued operations. Equipment for storefront operations is expensive and maintenance contracts are necessary. Business insurance and commercial automobile liability insurance must be purchased. Working capital for employees and daily operations is also necessary. Capital will be needed for further expansion, meeting competitive pressures, acquisition(s) or to respond to unanticipated requirements. Without raising additional capital we may not be able to continue operations.

(5) WE ARE A DEVELOPMENT STAGE COMPANY.

We are a development stage company with a limited operational history. We have completed our initial nine months of store operations as of March 31, 2002. Development of policies, procedures and operational methods are currently underway. We have not established that our methods of doing business will be sustained over time. Our relationships with suppliers are new and unproven over time. The failure rate for development stage companies is greater than that for companies with an operating history.

In the development stage, our ability to increase revenues is dependent upon our development of additional locations and our negotiating competitive agreements with commercial shipping providers yielding greater discounts on shipping. We can provide no assurance that we will successfully obtain a significant market share or enter into agreements with commercial shippers resulting in economical shipping costs for our customers.

Significant market penetration can only be accomplished by attracting large numbers of customers to our stores. Consequently, the following potential customers will be targeted:

(a) Hotel guests

(b) Hotel convention sales staffs

(c) Convention exhibitors

(d) Convention attendees

(e) Business travelers

As a development stage company, we expect to utilize the funds received from the sale of these securities to expand sales. In the event that we achieve a rapid expansion of sales, such expansion could place significant strain on our management, operations and personnel. To manage the expected growth, we must expand and improve our existing management, operating, and financing systems. If we fail to expand and improve these systems in a timely manner, this failure could have a material adverse effect on our operations.

If during our development stage our competitors develop substantially equivalent proprietary information or otherwise obtain access to our know-how or violate our registered rights, our business could be adversely affected.

Risks Related To This Offering

(6) RISK OF LIQUIDITY, AS THERE IS NO PUBLIC MARKET FOR OUR SHARES, AND NO ASSURANCE OF A PUBLIC TRADING MARKET DEVELOPING.

Purchasers of these shares are at risk of no liquidity for their investment. Prior to this offering, there has been no established trading market for our securities, and there is no assurance that a regular trading market for the securities will develop after completion of this offering. If a trading market does develop for the securities offered hereby, there is no assurance that it will be sustained. We plan to list the common stock for trading on the OTC Electronic Bulletin Board. Such application will be filed with the NASD. We can provide no assurance that such listing will be obtained or that an established market for our common stock will be developed.

(7) RISK DUE TO POSSIBILITY OF HIGHLY VOLATILE STOCK PRICE.

Should a market develop for our shares, the trading price of the common stock is likely to be highly volatile and could be subject to wide fluctuations in response to factors such as actual or anticipated variations in quarterly operating results, announcements of technological innovations, new sales formats, or new services by us or our competitors, changes in financial estimates by securities analysts, conditions or trends in Internet or traditional retail markets, changes in the market valuations of other business service providers or private pack/ship centers offering limited business services, announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments, additions or departures of key personnel, sales of common stock and other events or factors, many of which are beyond our control. In addition, the stock market in general, and the market for business center services in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such companies. These broad market and industry factors may materially adversely affect the market price of the common stock, regardless of our operating performance.

Consequently, future announcements concerning us or our competitors, litigation, or public concerns as to the commercial value of one or more of our products or services may cause the market price of our common stock to fluctuate substantially for reasons which may be unrelated to operating results. These fluctuations, as well as general economic, political and market conditions, may have a material adverse effect on the market price of our common stock.

(8) CONTINUED CONTROL BY SECURITY SELLERS

Our officers, director and principal security holder own approximately 86% of our outstanding shares of common stock. Such concentrated control allows these security holders to exert significant influence in matters requiring approval of our stockholders. Ms. Diane J. Harrison is one of our principal stockholders and also our President, Treasurer and sole Director. (See Directors, Executive Officers, Promoters and Control Persons). Such concentrated control of us may adversely affect the price of our common stock. Ms. Harrison may be able to exert significant influence, or even control, over matters requiring approval by our security holders, including the election of directors. Such concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into a different transaction which requires shareholder approval.

Potential suitors who otherwise might be willing to pay a premium to acquire us may decide not to acquire us because it may be difficult to effect a change in control of us without current management's consent. (See "Directors, Executive Officers, Promoters and Control Persons" and "Security Ownership of Certain Beneficial Owners and Management").

(9) RISK OF SELLING UP TO 10,000,000 SHARES OF OUR COMMON STOCK ON A SELF-UNDERWRITTEN, "BEST EFFORTS" BASIS.

We are selling up to 10,000,000 shares of our common stock on a self-underwritten, "best efforts" basis. As a result, purchasers of our common stock will not have the benefit of an underwriter's due diligence, whose task is, among others, to confirm the accuracy of the disclosures made in the prospectus.

We are less likely to sell the shares we are offering on a self-underwritten, "best efforts" basis than if we were selling the shares through an underwriter.

By selling our stock on a self-underwritten, "best efforts" basis, we will not be able to utilize the services of an underwriter to offer or sell our securities for us in connection with this offering. We will undertake our own best efforts to market and sell the securities to the public. We have not set a minimum with respect to the amount of our securities that we intend to sell. Even if a purchaser buys shares of our common stock, we may not be able to sell any other additional shares proposed for sale pursuant to this offering. If we do not raise a sufficient amount of funds through this offering, we may not be able to adequately contribute proceeds to the research and development of our business centers, and we may not be able to successfully proceed with our plan of operations. This may cause significant losses and our stockholders may lose all or a substantial portion of their investment. See "Plan of Distribution."

(10) "PENNY STOCK" REGULATIONS MIGHT IN THE FUTURE ADVERSELY AFFECT THE RESALE OF COMMON STOCK.

The SEC has adopted penny stock regulations which apply to securities traded over-the- counter. These regulations generally define penny stock to be any equity security that has a market price of less than $5.00 per share or an equity security of an issuer with net tangible assets of less than $5,000,000 as indicated in audited financial statements, if the corporation has been in continuous operations for less than three years. Subject to certain limited exceptions, the rules for any transaction involving a penny stock require the delivery, prior to the transaction, of a risk disclosure document prepared by the SEC that contains certain information describing the nature and level of risk associated with investments in the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Monthly account statements must be sent by the broker-dealer disclosing the estimated market value of each penny stock held in the account or indicating that the estimated market value cannot be determined because of the unavailability of firm quotes. In addition, the rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors (generally institutions with assets in excess of $5,000,000). These practices require that, prior to the purchase, the broker-dealer determined that transactions in penny stocks were suitable for the purchaser and obtained the purchaser's written consent to the transaction. If a market for our common stock does develop and our shares trade below $5.00 per share, it will be a penny stock. Consequently, the penny stock rules will likely restrict the ability of broker-dealers to sell our shares and will likely affect the ability of purchasers in the offering to sell our shares in the secondary market.

(11) THE POSSIBLE SALES OF SHARES OF COMMON STOCK BY OUR SELLING SECURITY HOLDERS MAY HAVE A SIGNIFICANT ADVERSE EFFECT ON THE MARKET PRICE OF OUR COMMON STOCK, SHOULD A MARKET DEVELOP.

The 3,127,129 shares of common stock owned by the selling security holders will be registered by the Registration Statement of which this prospectus is a part. The selling security holders may sell some or all of their shares immediately after they are registered. In the event that the selling security holders sell some or all of their shares, the price of our common stock could decrease significantly. All expenses of this offering are being paid for by us on behalf of selling security holders.

Our ability to raise additional capital through the sale of our stock may be harmed by competing re-sales of our common stock by the selling security holders. The price of our common stock could fall if the selling security holders sell substantial amounts of our common stock. These sales may make it more difficult for us to sell equity or equity-related securities in this offering or in the future at a time and price that we deem appropriate because the selling security holders may offer to sell their shares of common stock to potential investors for less than we do. Moreover, potential investors may not be interested in purchasing shares of our common stock if the selling security holders are selling their shares of common stock.

A NOTE CONCERNING FORWARD-LOOKING STATEMENTS

You should not rely on forward-looking statements in this prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as "anticipates," "believes," "plans," "expects," "future," "intends," and similar expressions to identify these forward-looking statements. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by M.C.F.T.Y. National described in "Risk Factors" and elsewhere in this prospectus. For example, a few of the uncertainties that could affect the accuracy of forward-looking statements include:

(a) an abrupt economic change resulting in an unexpected downturn in demand;

(b) governmental restrictions or excessive taxes on imports and exports

(c) over-abundance of companies supplying business center products and services;

(d) economic resources to support the retail promotion of new products and services;

(e) expansion plans, access to potential clients, and advances in technology; and

(f) lack of working capital that could hinder the promotion and distribution of products and services to a broader based business and retail population.

USE OF PROCEEDS

Upon the effectiveness of this registration statement, a portion of our outstanding shares of common stock will be eligible for resale under the Securities Act. While we will bear the expenses of the registration of the shares, we will not realize any proceeds from any actual resale of the shares of the selling shareholders that might occur in the future. The selling shareholders will receive all proceeds from their resale. We will, however, realize the proceeds from the sale of the registration of 10,000,000 shares to be sold in the over-the-counter market, at prevailing market prices, at negotiated prices, or otherwise. We estimate that the net proceeds from our sale of 10,000,000 shares of our common stock will be $400,000. Again, all expenses of this offering are being paid by us on behalf of selling security holders.

We expect to use substantially all of the net proceeds for general corporate purposes, including working capital, research and development of our business centers, expansion of sales and marketing activities, potential acquisitions and to fund payment obligations for potential acquisitions and corporate partnering arrangements. The amounts we actually expend for working capital and other purposes may vary significantly and will depend on a number of factors including, but not limited to, the actual net proceeds received, the amount of our future revenues and other factors described under "Risk Factors." Accordingly, our management will retain broad discretion in the allocation of the net process. A portion of the net proceeds may also be used to acquire or invest in complimentary businesses, technologies, product lines or products. We have no current plans or agreements or commitments with respect to any of these transactions, and we are not currently engaged in any negotiations with respect to any of these transactions.

Presently management is anticipating funds being used for lease payments for space for the business center, equipment purchases of computers, copiers, mail equipment, laminators, binders, electronic equipment (cellular telephones and two-way radios), retail merchandise, shelving and counters, employee wages, and miscellaneous office supplies and equipment necessary to support the storefront operation. The following table shows anticipated use based on raising varying amounts of capital.

Allocation Table

Amount of Capital Raised	Offering Expenses	Equipment Purchases	Store Lease Improvement	Employee Wages	Working Capital
$100,000.00	$14,000.00	$40,000.00	$25,000.00	$11,000.00	$10,000.00
$200,000.00	$14,000.00	$115,000.00	$25,000.00	$30,000.00	$16,000.00
$300,000.00	$14,000.00	$190,000.00	$25,000.00	$50,000.00	$21,000.00
$400,000.00	$14,000.00	$279,000.00	$25,000.00	$50,000.00	$32,000.00

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise capital. The offering price bears no relationship whatsoever to our assets or earnings. Among factors considered were:

(a) Our lack of operating history,

(b) The proceeds to be raised by the offering,

(c) The amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing shareholders,

(d) Our relative cash requirements, and

(e) Our management expertise.

DILUTION

The issuance of further shares and the eligibility of issued shares for resale will dilute our common stock and may lower the price of our common stock. If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay for the common stock and the pro forma as adjusted net tangible book value per share of our common stock at the time of sale. We calculate net tangible book value per share by calculating the total assets less intangible assets and total liabilities, and dividing it by the number of outstanding shares of common stock.

The net tangible book value of our common stock as of December 31, 2001, was ($59,071.68) or approximately ($0.01) per share. After giving effect to the sale of 10,000,000 shares of our common stock at a price of $.04 per share, net tangible book value as adjusted would be ($29,071.68) or ($0.002) per share. The result would be an immediate decrease in net tangible book value per share of $0.01 to existing stockholders and an immediate dilution to new investors of $0.04 (100%) per share. "Dilution" is determined by subtracting net tangible book value per share after the offering from the offering price to investors.

In the future, we may issue additional shares, options and warrants, and we may grant additional stock options to our employees, officers, directors, and consultants under our stock option plan, all of which may further dilute our net tangible book value.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not quoted or traded on any quotation medium at this time. We intend to apply to have our common stock included for quotation on the NASD OTC Bulletin Board. There can be no assurance that an active trading market for our stock will develop. If our stock is included for quotation on the NASD OTC Bulletin Board, price quotations will reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

At the present time we have no outstanding options or warrants to purchase securities convertible into common stock.

There are 3,127,129 shares of common stock that could be sold by the selling shareholders according to Rule 144 that we have agreed to register.

We intend to retain any earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. The declaration and payment of cash dividends by us are subject to the discretion of our board of directors. Any future determination to pay cash dividends will depend on our results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant at the time by the board of directors. We are not currently subject to any contractual arrangements, which restricts our ability to pay cash dividends.

We have ten (10) stockholders of record of our common stock as of March 31, 2001.

IMPACT OF THE "PENNY STOCK" RULES ON BUYING OR SELLING OUR COMMON STOCK

Trading in our common stock will be subject to the "penny stock" rules. The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. In addition, unless an exception is available, the broker-dealer must deliver a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market prior to any transaction. Further, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage them from transactions in our common stock, which could severely limit the market price and liquidity of our securities.

SELLING SECURITY HOLDERS

This prospectus will also be used for the offering of shares of our common stock owned by selling security holders. The selling security holders may offer for sale up to 3,127,129 of the 3,127,129 shares of our common stock issued to them. The selling security holders may offer for sale such shares of our common stock from time to time in the open market, in privately negotiated transactions or otherwise. We will not receive any proceeds from such sales. The resale of the securities by the selling security holder is subject to the prospectus delivery and other requirements of the Securities Act. All expenses of this offering are being paid for by us on behalf of selling security holders. The following table sets forth information on our selling security holdersholders.

Name of security holder	Shares beneficially owned prior to registration	Maximum number of shares to be sold pursuant to this prospectus	Percent owned after offering is complete	Title of seller (if any) within last two years	Relationship to the company (if any) within last two years
Diane J. Harrison	2,000,375	2,000,375	15.24%	President, Treasurer, Director
Lesley S. Sanders	60,000	60,000	0.46%		Wife of the Secretary (1)
Robert Bedore	40,000	40,000	0.30%		Consultant
Heidi Horvath	5,000	5,000	0.04%		Employee
Bianca Garnes	5,000	5,000	0.04%		Employee
Lita Fice	5,000	5,000	0.04%		Employee
Joseph Scutero	5,000	5,000	0.04%		Consultant
Robert Rihel	5,000	5,000	0.04%		Consultant
Robert Leibig	5,000	5,000	0.04%		Consultant
The Rogich Communications Group	374,625	374,625	2.85%		Consultant
Diane J. Harrison	370,370	370,370	2.82%	President, Treasurer, Director
Diane J. Harrison	259,259	259,259	1.97%	President, Treasurer, Director

(1) Lesley S. Sanders, as all other selling security shareholders, has sole voting and dispositive rights over her shares.

All of the shares offered by this prospectus may be offered for resale, from time to time, by the selling shareholders, pursuant to this prospectus, in one or more private or negotiated transactions, in open market transactions in the over-the-counter market, or otherwise, or by a combination of these methods, at fixed prices that may be changed, at market prices prevailing at the time of the sale, at prices related to such market prices, at negotiated prices, or otherwise. The selling shareholders may effect these transactions by selling their shares directly to one or more purchasers or to or through broker-dealers or agents. The compensation to a particular broker-dealer or agent may be in excess of customary commissions. Each of the selling shareholders may be deemed an "underwriter" within the meaning of the Securities Act in connection with each sale of shares. The selling shareholders will pay all commissions, transfer taxes and other expenses associated with their sales.

PLAN OF DISTRIBUTION

We are registering 10,000,000 shares of our common stock, which will be offered and sold on a "best efforts" basis by us, using our officers, directors, or, at our discretion, by participating broker/dealers licensed by the National Association of Securities Dealers, Inc. There is no minimum investment requirement and funds received by us from this offering will not be placed into an escrow account. Our common stock is not currently listed on or traded in any national quotation medium. The offering price of the shares offered by us is based upon the decision of the current management team. We reserve the right to reject any subscription in whole or in part, for any reason or for no reason.

The selling security holders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from the selling security holders as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling security holders), may sell their shares of common stock from time to time on any stock exchange or automated inter-dealer quotation system on which our common stock may be listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling security holders may sell their shares of common stock by one or more of the following methods, without limitation:

(a) block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b) purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

(c) an exchange distribution in accordance with the rules of any stock exchange on which the common stock is listed;

(d) ordinary brokerage transactions and transactions in which the broker solicits purchases;

(e) privately negotiated transactions

(f) short sales;

(g) through the writing of options on the shares, whether or not the options are listed on an options exchange

(h) through the distribution of the shares by the selling security holder to its partners, members or stockholders;

(i) one or more underwritten offerings on a firm commitment or best efforts basis; and

(j) any combination of any of these methods of sale.

The selling security holders may also transfer their shares by gift.

We do not know of any arrangements by the selling security holders for the sale of any of their shares. The selling security holders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the shares. These brokers, dealers or underwriters may act as principals, or as an agent of the selling security holders. Broker-dealers may agree with the selling security holders to sell a specified number of the shares at a stipulated price per share. If a broker-dealer is unable to sell shares acting as agent for the selling security holders, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers that acquire shares as principals may thereafter resell the shares from time to time in transactions on any stock exchange or automated interdealer quotation system on which the shares are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

The selling security holders may also sell their shares in accordance with Rule 144 under the Securities Act, rather than pursuant to this prospectus, regardless of whether the shares are covered by this prospectus. From time to time, the selling security holders may pledge, hypothecate, or grant a security interest in some or all of the shares owned by them. The pledgees, secured parties, or persons to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling security holders. The number of selling security holders' shares offered under this prospectus will decrease as and when they take such action. The plan of distribution for the selling security holders' shares will otherwise remain unchanged. In addition, a selling security holder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

The selling security holders and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any profit on the sale of shares by the selling security holders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts.

There can be no assurance that we or the selling security holders will sell any or all of the offered shares.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling security holders are subject to applicable provisions that limit the timing of purchases and sales of our common stock by the selling security holders.

We have informed the selling security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this registration statement, they are required to comply with Regulation M. In general, Regulation M precludes the selling security holders, any affiliated purchasers, and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. The selling security holders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

DESCRIPTION OF BUSINESS

Business Development

Currently, we are in the business of providing retail business center products and services.

We were incorporated as M.C.F.T.Y. National on May 22, 2000 under the laws of the State of Nevada having the stated purpose of engaging in any and all legal activities desired to support the business. Since incorporation, we developed our business plan for operation of business centers and currently, we are engaged in the business of a retail mailbox store and business center.

On June 29, 2001, we acquired the assets of the Post Express, a retail mailbox store in Las Vegas, Nevada, in a cash transaction for Fifty-Five Thousand Dollars and No/100 ($55,000.00). The funds for the purchase came in the form of a no interest loan from the President/Treasurer and sole Director, Diane J. Harrison. (See Financial Statements). There are no records of any business operations during the period from May 22, 2000 through June 29, 2001 when the purchase was completed. We did not engage in any material operations from May 22, 2000 through June 29, 2001 other than the development of the business plan.

On July 1, 2001, we commenced storefront operations and began planning for a beta test in Las Vegas to determine the feasibility of operating full service business centers in various locations. By November 2001, we were operating five (5) Las Vegas locations: a satellite kiosk or cart in each of the four (4) major Las Vegas area shopping malls plus the original retail store located in a neighborhood shopping center. The first week in December 2001, the two mall carts were closed due to poor results. The remaining three locations continued operations until December 31, 2001 when the two mall kiosks were closed, leaving the retail store as the only operating location.

During the fiscal year ended December 31, 2001 we derived revenues from operations in the main retail store as well as the four (4) satellite locations. We believe the tragedy of September 11, 2001, caused an economic slowdown that resulted in less disposable income to the general population and, therefore, less spending and shipping during the holidays, thereby adversely impacting our operations. In addition, the overall unemployment rate had and may continue to have a significant and adverse impact on our revenues and income.

Faced with the prospects of continued financial weakening as a result of the economic and political climate, we began to explore alternative opportunities available to us. We devised a strategic plan to focus in the area of retail package shipping in full service business centers in order to enhance growth and achieve long-term profitability. As a result, we began an operational plan to compete in the Las Vegas, Nevada, market targeting the conventioneer and hotel-guest pack-and-ship business. Consequently, we hope to open Las Vegas' first full-service pack-and-ship business center in the third quarter of 2002.

Our full-service business center will offer the following products and services:

(a) Packing and shipping small packages via UPS, FedEx, DHL and Airborne

(b) Complete United States Postal Service ("USPS") services including postage, stamps, and shipping

(c) Copy

(d) Binding and laminating

(e) Domestic and international fax service

(f) Retail sales of office supplies

(g) Cellular telephone sales and rentals

(h) Two-way radio

(i) In-store computer

(j) Computer generated file printing

(k) Printing business cards, letterhead and envelopes

(l) Custom banners

(m) Personal assistants for dictation

(n) Interpreters

(o) Convention exhibitor hostesses

(p) Free package pick-up from hotels along Las Vegas Boulevard (the "Strip")

(q) Drive-up window service

The primary delivery of products and services will be through a retail storefront location convenient to the Las Vegas Convention Center and the Las Vegas Strip resorts. The newly developed service of free package pick-up will be performed by employees called the "Post Express Fly Girls." This service was developed to gain a competitive edge in the business services market. To the best of our knowledge, none of our competitors have tried to implement a free package service in any of the hotels in Las Vegas. We believe another unique service to be offered is our drive-up window feature for package drop-off. Our research in the Las Vegas market has not found this feature being offered previously.

Our Competition

There is currently a limited competitive market for full service business centers targeting conventioneers and hotel guests. However, the business center market, as a whole, is characterized by intense competition with a large number of companies offering or seeking to develop services and products that will compete with those that we are seeking to develop and offer.

Currently there are companies such as Mailboxes Etc., PostNet, USA Host, and various contract business center providers operating in the Las Vegas market. With over seventy-five (75) locations between these three major companies, we had to develop unique services and pricing to gain what we believe will be an edge in this market.

Mailboxes Etc., PostNet, and USA Host operate from retail storefront locations or locations open to conventioneers. Mailboxes Etc. and PostNet operate from stores located in retail shopping centers while USA Host operates directly from the Las Vegas Convention Center. Due to their fixed locations, these stores will not have the physical store layouts to offer a drive-up window service. Their stores are located within the centers in between other retailers preventing them from building drive-up windows. By locating our store in a free-standing building, we can accommodate a drive-up window.

Our competitors have been incorporating more and more convenience into their services by offering free pick-up of small jobs for copies, binding, laminating and document preparation. To this end, we will be expanding these to include package pick-up services. It is this area that we believe will provide us with the ability to gain market share rapidly.

Commercial mail receiving agencies such as Mailboxes Etc. and PostNet are in an industry that is maturing. By creating specialty services such as drive-up window and free package pick-up we believe we can place our company at the leading edge of a new sub-industry with unlimited potential.

Our competitors are not only larger than we are, they also have more capital. They advertise heavily and we will have a limited advertising budget. They also have more working capital than we do. These competitors franchise operations as well as run company stores. This diversity gives them the ability to open and close stores based on their financial performance. This eliminates poor performers and spreads the financial risk for the company.

Proprietary Rights

The company filed an initial trademark application with the U.S. Patent and Trademark Office ("USPTO") on both the "Post Express" (USPTO Serial Number 76324831) and the "Post Express Fly Girls" (USPTO Serial Number 76324830) names. You may review the status of the applications by using these serial numbers to search the Trademark Electronic Search System ("TESS") at the USTPO web site, http://www.uspto.gov/web/menu/tm.html.

Our Employees

We currently have no full time paid employees. Our President, Diane J. Harrison, currently provides the strategic direction and the necessary labor to support the store operation. When the beta test was fully operational, the company had six (6) temporary full-time employees and also utilized contract labor to support the remote sites.

The business plan calls for the company to utilize an employee leasing company for full-time employees when the new storefront becomes operational. Key employees such as a Chief Executive Officer, Chief Financial Officer, and Operations Manager will be hired independently of the employee leasing company.

We currently have no key employees, other than Diane J. Harrison our President/Treasurer and sole Director. Ms. Harrison is receiving no pay or other stock benefits for her performance. There are also no key consulting contracts with any individuals or companies at this time.

Marketing Plan

Our current marketing plan involves positioning ourselves as a business services company targeting a niche market - conventioneers and hotel guests. We intend to continue to retain the services of The Rogich Communications Group for the development of our service and product brochures, advertising sheets, and public relations.

We will utilize a direct marketing person to contact convention groups to solicit business prior to their arrival in Las Vegas. Simultaneously we will contact hotel convention sales teams to solicit their business for our services.

On an individual basis, we will use a direct approach typically used in Las Vegas. Flyers and brochures will be handed out to conventioneers in multiple locations during conventions. Advertising via radio, billboards, and moving signs during large conventions will be employed.

Sales Strategies

Power Point Presentation. We plan to create a flexible Power Point presentation that our marketing department will use to deliver a professional sales presentation specifically tailored to the needs of our hotel convention business. The presentation will have a core section that is generic to all customer segments as well as specific customer segment modules allowing modification of the presentation for the appropriate audience. Additionally, this Power Point presentation will be the basis for brochures and print advertising layout to ensure we have a consistent look through out all our marketing communications.

Capability Brochures. We expect to create a capability brochure featuring our family of services and products. This will be a high quality brochure with extensive detail.

Public Relations and Advertising. We plan to implement a campaign to obtain media coverage by publishing persuasive news articles and feature stories that increase the awareness of the business center services and further the acceptance of our products, services and technologies as the solution to targeted customer segments. Advertising our services and products and cooperative advertising with our strategic partners will be important tools to increase sales.

Incentives. We intend to give away promotional incentive items and gifts to our customers to promote us and our services and products.

Trade Shows. In general, we will attempt to attend packaging and shipping trade shows through our strategic partners (e.g., UPS or FedEx) by encouraging them to pay for the space at a show and to permit us to use their booth backdrop while we provide assistance staffing the booth.

Residential and Commercial Customers

Residential customers consist of all homeowners that have package shipping needs. Commercial customers are small to medium size business with packing and shipping needs. These consumers are becoming increasingly aware of the need to be able to save time and money when shipping. By attracting residential users as well as small businesses, we expect to secure a larger market share.

Other Markets

Government agencies that must seek competitive bidding for various copy and shipping services are another target market. We are in the process of researching the City of Las Vegas and the County of Clark bidding procedures.

Government Regulation

As a business-services supplier, we are subject to a limited variety of local, state, and federal regulations. While we believe that our operations are in compliance with all applicable regulations, there can be no assurances that from time to time unintentional violations of such regulations will not occur. Certain of our services are regulated by the United States Postal Service, the United States Customs Service, and the individual states where our services will be marketed. Government regulation often means additional costs for compliance activities and the risk of losing revenues should regulations change.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings nor are any contemplated by us at this time.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

To the best of our knowledge there are no transactions involving any director, executive officer, any nominee for election as a director or officer or any security holder who is a beneficial owner or any member of the immediate family of the same other than the following:

--Lesley S. Sanders, a selling security holder, is the wife of the current Secretary of the corporation, Steven A. Sanders. Mrs. Sanders has sole voting and dispositive rights over her shares.

--Michael J. Daniels, husband of the President/Treasurer and sole Director, Diane J. Harrison, purchased the Post Express on June 29, 2001. Later that same day, Mr. Daniels assigned all rights to the "Post Express" to M.C.F.T.Y. National. (See Exhibits 99.2 and 99.3.) This was done for the sole purpose of avoiding the loss of acquisition of the Post Express to a competitor. Mr. Daniels performed the initial search for a company for M.C.F.T.Y. National to acquire and was in Las Vegas at the time the offer to purchase the Post Express was made and accepted. He has no interest in the company other than as the original incorporator and as an unsecured creditor that made small loans to the us. (See Financial Statements.)

--Diane J. Harrison, Esq., is an Officer and our sole Director. She is also providing the legal opinion as to the validity of the common stock we are offering. Accordingly, there may be a conflict of interest.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF OPERATIONS

The following management's discussion and analysis of financial condition and results of operations should be read in conjunction with our financial statements and notes thereto contained elsewhere in this prospectus.

Plan of Operation

General

In the beginning of the third quarter 2001, we acquired the rights to the assets of the Post Express in Las Vegas, Nevada, a retail mailbox/business center. We believe that full service business centers targeting conventioneers and hotel guests can potentially be a significant advance in products and services targeting this market segment.

We currently derive all of our revenues and income pursuant to Post Express' operations from its storefront operation. While the current economic environment in the United States is below that of the prior six years, we believe that the economy will improve and our operations will improve accordingly. Should the economic conditions not improve, we would likely have limited financial resources to continue operations. We do not anticipate revenues from our new store operations until the fiscal year ending December 31, 2002. If for any reason (or for no reason) the new store did not commence operations, or business is less than anticipated, such event would have a material adverse effect on us.

We are currently seeking to attract a Chief Executive Officer ("CEO") with experience in the travel industry as it pertains to resort operations and business centers. We are talking with several experienced people with experience opening business centers in hotels. It is this strategic experience that we believe will allow us to fully develop our concept. By using an individual with prior business center design and operations we hope to avoid some of the typical overbuilding problems.

Concurrently with the process of finding a CEO, we are actively seeking appropriate space to house our center. We have identified several different locations in Las Vegas that have potential. Our criteria for drive-up window service capability somewhat limits our ability to locate anywhere. Our space requirements of 3,000 to 3,500 square feet further limit where we can locate. Once a site is secured, we will begin renovating the facility.

Floor layout is critical to our success. We are using input from representatives of UPS and FedEx as well as evaluating existing centers in Las Vegas. The design of the countertops, computer rooms, self-service equipment stations, and individual computer workstations must be ergonomically comfortable as well as functional. Our small individual polls of conventioneers indicate that comfort as well as functionality is important.

Equipment requirements for the store are being researched. Leasing versus buying will be evaluated by the C.P.A. firm we retained to prepare our financials. Cost as well as usage will be used to determine the best choice.

The cash necessary to support this initial business plan implementation is being supported by the sale of some of the assets acquired last year. Assets not to be used in the new facility are being sold. This will allow current management to continue the business plan implementation. We believe that further cash will be needed to continue to support operations. We could need to raise as much as $400,000.00 to support operations over the next twelve months.

Research and development efforts are primarily geared to streamlining operations to reduce expenses and to developing additional services for the center. Additional services includes new technology for interactive kiosks that can be located in the center and broadband services that allow customers greater access to the Internet for their business and personal needs.

Management has not determined the exact extent of business opportunity in Las Vegas due to the lack of financial information procurable from our competitors. While the recent issues of HotelBusiness Magazine predict an increase in business centers and business center technology in the year 2002, any unforeseen events such as happened on September 11, 2001 could adversely impact our business. The cost of equipment, technology, and labor could increase and directly impact our ability to be profitable.

Results of Operations

General

During the quarter ended December 31, 2001, our assets consisted of all inventory and equipment in the retail storefront location and our revenues were generated from services and products sold to the general public at large. We discontinued business at the four (4) satellite beta test sites we operated from November 1, 2001 through December 31, 2001. These remote locations were on short term leases. Two locations were operated from carts and the other two were operated from kiosks. The leases were structured as follows:

Beta Test Site Leases

Location	Type	Rent	Length of Lease
Meadows Mall	Cart	$11,300.00	11/01/01 - 12/31/01
4300 Meadows Lane
Las Vegas, Nevada 89107
The Boulevard Mall	Cart	$12,800.00	11/01/01 - 12/31/01
3528 Maryland Parkway
Las Vegas, Nevada 89109
Fashion Show	Kiosk	$7,500.00	11/10/01 - 12/31/01
3200 Las Vegas Boulevard South
Las Vegas, Nevada 89109
The Galleria At Sunset	Kiosk	$7,000.00	11/18/01 - 12/31/01
1300 W. Sunset Road
Henderson, Nevada 89014

Although we are actively seeking to expand services to areas outside of the Las Vegas market, the uncertain economy could have a material adverse effect on such plans.

Results of Operations Ended December 31, 2001

During the six months ending December 31, 2001, we had revenues of approximately $72,809.95 from the storefront location and another $12,787.06 from our beta test site locations. During the six months ending December 31, 2001, the company's costs associated with generating revenues was approximately $88,578.27 and approximately $74,339.17 for the beta test site locations. This resulted in a gross loss of approximately $77,320.43 for the six months ending December 31, 2001.

Operating expenses for the six months ending December 31, 2001, were approximately $44,905.82 for the storefront location and $74,339.17 for the beta test site locations. We had no interest income or expense for the six months ending December 31, 2001.

Liquidity & Capital Resources

As of December 31, 2001, we had net shareholder equity of ($59,071.68), accumulated losses during the development stage of ($77,320.43) and a net cash flow of ($44,471.80) provided by operating activities. During 2001 cash was provided from the sale of capital stock and proceeds from cash advances from stockholders. As described below, we received $103,381.65 in cash from the sale of additional capital stock to our President/Treasurer and sole Director, Diane J. Harrison and additional paid-in-capital; no interest loans from Diane J. Harrison and M.J. Daniels, the original incorporator of the company.

Management believes that the net cash increase for the year 2001 of $9,989.23 will not be sufficient to sustain operations and that additional funds will need to be raised to support store operations. Consequently, we will seek additional funding through public or private financing or other arrangements. Such additional funding may be financed by bank borrowings, public offerings, or private placements of equity or debt securities, loans with shareholders, or a combination of the foregoing.

Our recent beta test, which involved operating satellite locations, added additional costs and expenses not associated with running the main storefront operation. Although no assurances can be made, we believe that our expenses will increase proportionately to revenues during the fiscal year ending December 31, 2002, due to our plans to continue to develop, market, and operate a full service business center servicing hotel guests and conventioneers and by no longer operating the remote locations in the malls.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The names and ages of our directors and executive officers are set forth below. Our By-Laws provide for not less than one and not more than fifteen directors. All directors are elected annually by the stockholders to serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified.

Name	Age	Position
Diane J. Harrison	43	President, Treasurer, Chairman of the Board of Directors (1)
Steven A. Sanders	56	Secretary

(1) This is the first Directorship held by Ms. Harrison and she is currently our sole Director. Ms. Harrison is also serving as counsel for this offering. Accordingly, she is providing the legal opinion and may, therefore, have a conflict of interest as both counsel and as an officer and the sole director of the company.

Background of Executive Officers and Directors

Diane J. Harrison has served as our Chairman of the Board of Directors since inception on May 22, 2000. She is the current President and Treasurer. Ms. Harrison received a Bachelor of Science degree in Chemical Engineering from West Virginia Institute of Technology in 1982. She began her professional career at Rockwell International Corporation, Canoga Park, California, and spent seven years in the engineering department. She left to accept a position with the United States Department of Energy ("U.S. D.O.E.") and became a branch chief and project manager on the Yucca Mountain Site Characterization Project in Las Vegas, Nevada. After seven years with the U.S. D.O.E., Ms. Harrison left to obtain a law degree. In May of 2000, she received her juris doctor degree from Stetson University College of Law, St. Petersburg, Florida, graduating with honors and as the Editor-in-Chief of the Stetson Law Review. Ms. Harrison was awarded the Cecil C. and Augusta Bailey Award in recognition of her character, academic achievement, and capacity for meritorious leadership in the field of law.

Steven A. Sanders has served as our Secretary since inception on May 22, 2000. Mr. Sanders has been of-counsel to Spitzer & Feldman, P.C., since January 1, 2001. Previously, he was a member of Beckman Millman & Sanders, LLP. He is also a director of Op-Tech Environmental Services, Inc., an environmental remediation company.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation of our Chief Executive Officer, and the most highly compensated employees and/or executive officers who served at the end of the fiscal years December 31, 2000 and 2001, and whose salary and bonus exceeded $100,000 for the fiscal years ended December 31, 2000 and 2001, for services rendered in all capacities to us. The listed individuals shall be hereinafter referred to as the "Named Executive Officers."

Summary Compensation Table

Long-Term Compensation
		Annual Compensation			Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen-sation ($)	Restricted Stock Award(s) ($)	Securities Under-lying Options/ SARs (#)	LTIP Payouts ($)	All Other Compen-sation ($)
Diane J. Harrison, (1) President, Treasurer, Chairman of the Board of Directors	2000	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2001	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Steven A. Sanders, (2) Secretary	2000	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2001	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1) There is no employment contract with Ms. Harrison at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.

(2) There is no employment contract with Mr. Sanders at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.

Additional Compensation of Directors

All of our directors are unpaid. Compensation for the future will be determined when and if additional funding is obtained.

Board of Directors and Committees

Currently, our Board of Directors consists of Ms. Harrison as our sole Director. The company is actively seeking additional board members and will present them to the shareholders at the appropriate time. At present, the Board of Directors has not established any other committees.

Employment Agreements

Currently, we have no employment agreements with any of our Directors or Officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of shares of our common stock with respect to stockholders who were known by us to be beneficial owners of more than 5% of our common stock as of March 31, 2002, and our officers and directors, individually and as a group. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. In accordance with the SEC rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees, if applicable. Subject to community property laws, where applicable, the persons or entities named in the table above (See "Selling Security Holders") have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

		Amount and Nature of Beneficial Ownership		Percent of Class (1)
Title of Class	Name and Address of Beneficial Owner	Before Offering	After Offering	Before Offering	After Offering
Common Stock	Diane J. Harrison (2)	2,630,004	2,630,004	84.1%	20.0%
	4894 Lone Mountain Road
	Las Vegas, Nevada 89130
Common Stock	The Rogich Communications Group	374,625	374,625	12.0%	2.9%
	3980 Howard Hughes Parkway, Suite 550
	Las Vegas, Nevada 90109
Common Stock	All Executive Officers and Directors as a Group (1 person) (3)	2,630,004	2,630,004	84.1%	20.0%

(1) The percentages are based on a Before-Offering total of 3,127,129 shares of common stock issued and outstanding as of the date of this prospectus and assumes an After-Offering sale of the entire additional 10,000,000 shares of common stock.

(2) Ms. Harrison currently serves as our Chairman of the Board, President, and Treasurer and is our sole Director. Ms. Harrison will be providing the legal opinion on the company and may have a potential conflict of interest as an Officer and sole Director.

(3) Includes Ms. Harrison as the sole Officer and Director holding stock.

DESCRIPTION OF SECURITIES

General

The following description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by our Articles of Incorporation, and By-Laws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the applicable provisions of Nevada law.

We are authorized to issue up to 50,000,000 shares of common stock, $0.0005 par value per share, of which 3,127,129 shares are issued and outstanding.

Common Stock

Subject to the rights of holders of preferred stock, if any, holders of shares of our common stock are entitled to share equally on a per share basis in such dividends as may be declared by our Board of Directors out of funds legally available therefor. There are presently no plans to pay dividends with respect to the shares of our common stock. Upon our liquidation, dissolution or winding up, after payment of creditors and the holders of any of our senior securities, including preferred stock, if any, our assets will be divided pro rata on a per share basis among the holders of the shares of our common stock. The common stock is not subject to any liability for further assessments. There are no conversion or redemption privileges or any sinking fund provisions with respect to the common stock and the common stock is not subject to call. The holders of common stock do not have any pre-emptive or other subscription rights.

Holders of shares of common stock are entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The common stock does not have cumulative voting rights.

All of the issued and outstanding shares of common stock are fully paid, validly issued and non-assessable.

Preferred Stock

There are currently no provisions for preferred stock to be issued by the company.

Debt Securities

There are currently no provisions for debt securities to be issued by the company.

Warrants

There are currently no provisions for warrants to be issued by the company.

Dividend

We have never declared or paid any cash dividends on our common stock. We anticipate that any earnings, in the foreseeable future, will be retained for development and expansion of our business and we do not anticipate paying any cash dividends in the near future. Our Board of Directors has sole discretion to pay cash dividends with respect to our common stock based on our financial condition, results of operations, capital requirements, contractual obligations, and other relevant factors.

Shares Eligible for Future Resale

Upon the effectiveness of this registration statement, we will have 3,127,129 outstanding common shares registered for resale by the selling shareholders in accordance with the Securities Act of 1933 and there will be 10,000,000 outstanding shares registered for sale by us in accordance with the Securities Act of 1933.

Prior to this registration, no public trading market has existed for shares of our common stock. The sale, or availability for sale, of substantial amounts of common stock in the public trading market could adversely affect the market prices for our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Signature Stock Transfer, Inc., 14675 Midway Road, Suite 221, Addison, Texas 75001.

INTEREST OF NAMED EXPERTS AND COUNSEL

Godels, Solomon, Barber, C.P.A., independent certified public accountants, whose reports appear elsewhere in this registration statement, were paid in cash for services rendered. Therefore, they have no direct or indirect interest in us.

Diane J. Harrison, President, Treasurer, Chairman of the Board, and the counsel who has given an opinion on the validity of the securities being registered which appears elsewhere in this registration statement has the following interests in us:

Date	Shares	Method
May 22, 2000	2,000,375	Issued for Original Corporation Fees (1)
October 27, 2001	370,370	Additional Paid-in Capital
December 01, 2001	259,259	Additional Paid-in Capital

(1) For further details see "Item 26. Recent Sales of Unregistered Securities" in Part II of this Registration Statement.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Certificate of Incorporation does not provide that we will indemnify our officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of M.C.F.T.Y. National.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of M.C.F.T.Y. National pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is unenforceable.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for M.C.F.T.Y. National by Diane J. Harrison, Esq., 4894 Lone Mountain Road, Las Vegas, Nevada 89130.

EXPERTS

Certain of the financial statements of M.C.F.T.Y. National included in this prospectus and elsewhere in the registration statement, to the extent and for the periods indicated in their reports, have been audited by Godels, Solomon, Barber, C.P.A., independent certified public accountants, whose reports thereon appear elsewhere herein and in the registration statement.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On February 3, 2002, we engaged Godels, Solomon & Barber, C.P.A., ("GODELS") as our independent auditors. They are our first auditors and we have had no disagreements with GODELS on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, in connection with its reports.

WHERE YOU CAN FIND MORE INFORMATION

We will file reports and other information with the U.S. Securities and Exchange Commission. You may read and copy any document that we file at the SEC's public reference facilities at 450 Fifth Street N.W., Room 1024, Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about its public reference facilities. Our SEC filings will be available to you free of charge at the SEC's web site at http:www.sec.gov.

Copies of publicly available documents that we will have filed with the SEC can also be inspected and copied at the offices of the National Association of Securities Dealers, Inc., 1735 K. Street, N.W., Washington, D.C. 20006.

You should only rely upon the information included in or incorporated by reference into this prospectus, the exhibits to the prospectus, or in any prospectus supplement that is delivered to you. We have not authorized anyone to provide you with additional or different information. You should not assume that the information included in or incorporated by reference into this prospectus or any prospectus supplement is accurate as of any date later than the date on the front of the prospectus or prospectus supplement.

WE HAVE NOT AUTHORIZED ANY PERSON TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF OUR COMMON STOCK.

FINANCIAL STATEMENTS

CONTENTS

Report of Godels, Solomon & Barber, C.P.A., Independent Auditors, as of December 31, 2001	F-2
Balance Sheet, December 31, 2001	F-3
Income Statement, for the Year Ended December 31, 2001	F-4
Statement of Cash Flows, for the Year Ended December 31, 2001	F-5
Statement of Changes in Stockholders' Equity, for the Year Ended December 31, 2001	F-6
Notes to the Financial Statements, December 31. 2001	F-7
Report of Godels, Solomon & Barber, C.P.A., Independent Auditors, as of December 31, 2000	F-8
Balance Sheet, December 31, 2000	F-9
Income Statement, for the Year Ended December 31, 2000	F-10
Statement of Cash Flows, for the Year Ended December 31, 2000	F-11
Statement of Changes in Stockholders' Equity, for the Year Ended December 31, 2000	F-12
Notes to the Financial Statements, December 31, 2000	F-13

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders of

M.C.F.T.Y. National d/b/a The Post Express

We have audited the accompanying balance sheet of M.C.F.T.Y. National d/b/a The Post Express as of December 31, 2001, and the related statements of income, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of M.C.F.T.Y. National d/b/a The Post Express at December 31, 2001, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Godels, Solomon, Barber & Company, L.L.C.

GODELS, SOLOMON, BARBER & COMPANY, L.L.C.

February 28, 2002

M.C.F.T.Y. National d/b/a The Post Express

Balance Sheet

December 31, 2001

ASSETS
Current Assets:
Bank of America	6,008.28
First National Bank	3,980.95
Total Cash & Cash Equivalents-NOTE B	9,989.23
Inventory - NOTE B	16,085.32
Prepaid Insurance	700.00
26,774.55
Fixed Assets - NOTE B:
Automobile	8,000.00
Equipment	28,845.00
Leasehold Improvements	1,185.00
Less - Accumulated Depreciation	-6,682.43
31,347.57
Other Assets - NOTE B:
Costs - Organizational	185.00
Goodwill	10,890.62
Less - Accumulated Amortization	-460.52
10,615.10
TOTAL ASSETS	68,737.22
LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	34,352.00
Customer deposits	2,555.00
Payroll Liabilities	5,413.07
Sales Tax Payable	170.93
42,491.00
Long Term Liabilities:
Due to M. J. Daniels	25,033.09
Due to Shareholder	60,284.81
85,317.90
Total Liabilities	127,808.90
Stockholders' Equity:
Common Stock, $.0005 par value,
50,000,000 shares authorized,
3,127,129 shares issued & outstanding	1,563.56
Paid-in-Capital	16,685.19
Retained Earnings	-77,320.43
Total Equity	-59,071.68
TOTAL LIABILITIES & STOCKHOLDERS'
EQUITY	68,737.22

The accompanying notes are an integral part of these financial statements.

M.C.F.T.Y. National d/b/a The Post Express

Income Statement

For the Year Ended December 31, 2001

Revenues:
Sales	72,809.95
Cost of Goods Sold:
Phone Cards	817.16
Postage/Delivery/Supplies	42,855.29
43,672.45
Gross Profit	29,137.50
Operating Expense:
Advertising	888.27
Amortization	460.52
Automobile Expense	18.00
Bank Service Charges	1,685.73
Depreciation Expense	6,682.43
Dues and Subscriptions	1,123.05
Insurance	786.97
Licenses and Permits	3,427.00
Office Expense	2,548.86
Printing and Reproduction	78.00
Professional Fees	3,198.56
Rent - NOTE C	16,982.00
Building Repairs	1,037.64
Computer Repairs	469.95
Equipment Repairs	456.17
Security	320.46
Taxes-Other	582.00
Telephone	3,142.65
Gas and Electric	841.00
Water & Sewer	176.56
44,905.82
Net Ordinary Income (Loss)	-15,768.32
Other Income/Expense:
Other Income:
Beta Test Sites Revenue	12,768.01
Interest Income	19.05
Total Other Income	12,787.06
Other Expense:
Beta Test Sites:
Cost of Sales	5,362.56
Leased Employee Expense	5,077.90
Marketing/Advertising	18,077.41
Rent	22,120.00
Salaries	21,139.80
Taxes-Payroll	1,573.28
Temporary/Casual Labor	600.00
Uniforms	388.22
Total Beta Test Sites Expense	74,339.17
Net Other Income (Loss)	-61,552.11
Net Income (Loss)	77,320.43

The accompanying notes are an integral part of these financial statements.

M.C.F.T.Y. National d/b/a The Post Express

Statement of Cash Flows

For the Year Ended December 31, 2001

OPERATING ACTIVITIES:
Net Income	-77,320.43
Adjustments to reconcile Net Income
to net cash provided by operations:
Depreciation & Amortization	7,142.95
(Increase) decrease in:
Inventory	-16,085.32
Prepaid Insurance	-700.00
Increase (decrease) in:
Accounts Payable	34,352.00
Customer deposits	2,555.00
Payroll Liabilities	5,413.07
Sales Tax Payable	170.93
Net cash provided by Operating Activities	-44,471.80
INVESTING ACTIVITIES:
Acquisition - Automobile	-8,000.00
Acquisition - Equipment	-28,845.00
Acquisition - Leasehold Improvements	-1,185.00
Acquisition - Goodwill	-10,890.62
Net cash provided by Investing Activities	-48,920.62
FINANCING ACTIVITIES:
Loans - M. J. Daniels	25,033.09
Shareholder Loans	61,150.00
Issuance of Capital Stock	513.37
Additional Paid-in-Capital	16,685.19
Net cash provided by Financing Activities	103,381.65
Net cash increase for year	9,989.23
Cash at beginning of year	0.00
Cash at end of year	9,989.23

The accompanying notes are an integral part of these financial statements.

M.C.F.T.Y. National d/b/a The Post Express

Statement of Changes in Stockholders' Equity

For the Year Ended December 31, 2001

					Total
	Common Stock		Paid in	Retained	Stockholders'
	Shares	Amount	Capital	Earnings	Equity

Balances at
January 1, 2001	2,100,375	1,050.19	0.00	0.00	1,050.19

Issuance of
common stock	1,026,754	513.37			513.37

Paid in capital			16,685.19		16,685.19

Net income (loss)	0	0.00	0.00	-77,320.43	-77,320.43

Balances at
December 31, 2001	3,127,129	1,563.56	16,685.19	-77,320.43	-59,071.68

The accompanying notes are an integral part of these financial statements.

M.C.F.T.Y. National d/b/a The Post Express

Notes to Financial Statements

December 31, 2001

NOTE A - ORGANIZATION AND NATURE OF BUSINESS

The company was incorporated May 22, 2000 in the State of Nevada. The Company is a cutting edge leader in the Las Vegas, Nevada area in products and services that are merchandised from full-service retail business centers offering private mailbox rentals.

NOTE B - SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term securities with a maturity of three months or less to be cash equivalents.

Inventory

Inventories are priced at the lower of cost (first-in, first-out) or market.

Fixed Assets

Property and equipment are stated at cost. Depreciation is computed using straight-line and accelerated methods over the estimated useful lives of the assets. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Intangible Assets

Goodwill related to the acquisition of the Post Express is being amortized over fifteen (15) years on a straight-line basis; organizational costs are being amortized over five (5) years on a straight-line basis.

Income Taxes

The Company has loss carryforwards of $77,320.43 which can be carried forward twenty (20) years to offset future taxable income.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the corporation to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

NOTE C - RENT

The Company leases its principal business location at 4894 North Lone Mountain Road, Las Vegas, Nevada on a month-to-month basis.

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders of

M.C.F.T.Y. National d/b/a The Post Express

We have audited the accompanying balance sheet of M.C.F.T.Y. National d/b/a The Post Express as of December 31, 2000, and the related statements of income, changes in stockholders' equity, and cash flows for the period from inception (May 22, 2000) to December 31, 2000. These financial statements are the responsibility of Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of M.C.F.T.Y. National d/b/a The Post Express at December 31, 2000, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Godels, Solomon, Barber & Company, L.L.C.

GODELS, SOLOMON, BARBER & COMPANY, L.L.C.

February 28, 2002

M.C.F.T.Y. National d/b/a The Post Express

Balance Sheet

December 31, 2000

ASSETS
Other Assets:
Due from Shareholder	865.19
Costs - Organizational	185.00
1,050.19
TOTAL ASSETS	1,050.19
LIABILITIES & STOCKHOLDERS' EQUITY
Total Liabilities	0.00
Stockholders' Equity:
Common Stock, $.0005 par value,
50,000,000 shares authorized,
2,100,375 shares issued & outstanding	1,050.19
Total Equity	1,050.19
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	1,050.19

The accompanying notes are an integral part of these financial statements.

M.C.F.T.Y. National d/b/a The Post Express

Income Statement

For the Period Ended December 31, 2000

Revenues	0.00

Cost of Goods Sold	0.00

Gross Profit	0.00

Operating Expenses	0.00

Net Ordinary Income (Loss)	0.00

Other Income	0.00

Other Expense	0.00

Net Income (Loss)	0.00

The accompanying notes are an integral part of these financial statements.

M.C.F.T.Y. National d/b/a The Post Express

Statement of Cash Flows

For the Period Ended December 31, 2000

OPERATING ACTIVITIES	0.00

INVESTING ACTIVITIES	0.00

FINANCING ACTIVITIES	0.00

Net cash increase for period	0.00

Cash at beginning of period	0.00

Cash at end of period	0.00

SUPPLEMENTAL DISCLOSURES:
Noncash investing & financing activities:

Increase in amounts due from shareholder	865.19

Increase in costs - organizational	185.00

Increase in common stock issued	1050.19

The accompanying notes are an integral part of these financial statements.

M.C.F.T.Y. National d/b/a The Post Express

Statement of Changes in Stockholders' Equity

For the Period Ended December 31, 2000

	Common Stock		Paid in	Retained	Total Stockholders'
	Shares	Amount	Capital	Earnings	Equity

Balances at
January 1, 2000	0	0.00	0.00	0.00	0.00

Issuance of
common stock	2,100,375	1,050.19			1,050.19

Net income (loss)	0	0.00	0.00	0.00	0.00

Balances at
December 31, 2000	2,100,375	1,050.19	0.00	0.00	1,050.19

The accompanying notes are an integral part of these financial statements.

M.C.F.T.Y. National d/b/a The Post Express

Notes to Financial Statements

December 31, 2000

NOTE A - ORGANIZATION AND NATURE OF BUSINESS

The company was incorporated May 22, 2000 in the State of Nevada. The Company's objective is to become a cutting edge leader in the Las Vegas, Nevada area in products and services that are merchandised from full-service retail business centers offering private mailbox rentals.

NOTE B - SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term securities with a maturity of three months or less to be cash equivalents.

Intangible Assets

Organizational costs will be amortized over five (5) years on a straight-line basis.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the corporation to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24. Indemnification of Directors and Officers

Sections 78.7502 to 78.752 inclusive of the Nevada Revised Statutes (the "NRS") permits corporations to indemnify a director, officer or control person of the corporation or its stockholders for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expense. Our Articles of Incorporation and By-Laws do not include such a provision automatically indemnifying a director, officer or control person of the corporation or its stockholders for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such.

Our By-Laws, Article X, Section 3, do permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether or not Nevada law would permit indemnification. We have not obtained any such insurance at this time.

We have been advised that it is the position of the Securities and Exchange Commission that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, that such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by M.C.F.T.Y. National in connection with the sale of the securities being registered. All amounts are estimates except the Securities and Exchange Commission registration fee and the Accounting Fees and Expenses:

Registration Fee	$100.00
Federal taxes, state taxes and fees	$0.00
Printing and Engraving Expenses	$2,000.00
Accounting Fees and Expenses	$3,000.00
Legal Fees and Expenses	$5,000.00
Transfer Agent's Fees and Expenses	$2,000.00
Miscellaneous	$2,000.00
Total	$14,100.00

We will bear all the costs and expenses associated with the preparation and filing of this registration statement including the registration fees of the selling security holders.

Item 26. Recent Sales of Unregistered Securities

Set forth below is information regarding the issuance and sales of M.C.F.T.Y. National's common stock without registration during the last two years. No sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.

The following securities of M.C.F.T.Y. National were issued by National within the past two (2) years and were not registered under the Securities Act of 1933:

(a) Upon incorporation there were 2,100,375 shares of common stock issued pursuant to the exemption from registration contained within Section 4(2) of the Securities Act of 1933. These shares were issued for monies paid to form the Corporation and the appropriate State of Nevada filing fees and were not a part of a public offering. The following individuals received stock in this issuance:

Name of Stockholder	Shares Received	Method of Payment
Diane J. Harrison, President/Treasurer/Chairman	2,000,375	Cash
Lesley S. Sanders	60,000	Cash
Robert Bedore	40,000	Cash

(b) Pursuant to a Board resolution of the Corporation an additional 370,370 shares were issued on October 17, 2001 from treasury for additional paid-in-capital by the President, Diane J. Harrison. These shares were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 as the shares were not a part of a public offering.

(c) Pursuant to a Board resolution of the Corporation on October 17, 2001 the following individuals were issued stock from treasury for due consideration other than cash. These shares were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 as the shares were not a part of a public offering.

Name of Stockholder	Shares Received	Consideration
Heidi Horvath (1)	5,000	Employee bonus for outstanding performance
Bianca Garnes (2)	5,000	Employee bonus for outstanding performance
Lita Fice (3)	5,000	Employee bonus for outstanding performance
Joseph Scutero	5,000	Stock in lieu of cash payment for Stardust presentation
Robert Rihel	5,000	Stock in lieu of cash payment for Stardust presentation
Robert Leibig	5,000	Stock in lieu of cash payment for business plan development
The Rogich Communications Group	374,625	Stock in lieu of cash payment for public relations work

(1) Ms. Horvath is no longer an employee of the company.

(2) Ms. Garnes is no longer an employee of the company.

(3) Ms. Fice is no longer an employee of the company.

(d) Additionally, on December 1, 2001 an additional 259,259 shares were issued from treasury for additional paid-in capital from the President, Diane J. Harrison. These shares were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 as the shares were not a part of a public offering.

Item 27. Index of Exhibits

Exhibit No.	Description
3(i)	Articles of Incorporation
3(ii)	By-Laws
5	Opinion Regarding Legality and Consent of Counsel: by Diane J. Harrison, Esq.
23	Consent of Experts and Counsel: Independent Auditor's Consent by Godels, Solomon, Barber, & Company L.L.C.
24	Power of Attorney (included in the signature page of this registration statement)
99.1	Form Letter to Selling Security Holders
99.2	Post Express Purchase Agreement (Bill of Sale), dated June 29, 2001
99.3	Assignment of Post Express to M.C.F.T.Y. National, dated June 29, 2001

Item 28. Undertakings

(1) The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; provided, however, that paragraphs (a) and (b) shall not apply if such information is contained in periodic reports filed by the Registrant under Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference into this Registration Statement.

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report under Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report under Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference into this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished under and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned Registrant according the foregoing provisions, or otherwise, the undersigned Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on April 26, 2002.

(Registrant)
M.C.F.T.Y. NATIONAL
By: /s/DIANE J. HARRISON
DIANE J. HARRISON, President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Diane J. Harrison, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/DIANE J. HARRISON	April 26, 2002
DIANE J. HARRISON, President, Treasurer, Chairman of the Board of Directors	(Date)
/s/STEVEN A. SANDERS	April 26, 2002
STEVEN A. SANDERS, Secretary	(Date)